EXHIBIT 99.1

Global Geophysical Announces Fourth Quarter and Full Year 2012 Earnings

HOUSTON, Feb. 25, 2013 (GLOBE NEWSWIRE) -- Global Geophysical Services, Inc. (NYSE:GGS) today reported fourth quarter revenues of $55.3 million, a loss from operations of $12.0 million, a net loss of $28.6 million and a loss of $0.76 per share.

Results for the fourth quarter included several non-recurring charges. These non-recurring charges include an income tax expense charge of $14.3 million related to foreign tax credits and $1.7 million in crew shutdown costs.  The quarter results also included the provision of $3.0 million bad debt expense.

Global's revenues were $339.0 million for the full year 2012, compared with $385.4 million for 2011, a decrease of 12%. Operating income for 2012 was $42.5 million, compared to an operating income of $44.9 million for 2011. EBITDA, adjusted for Multi-client amortization was $70.6 million for the full year 2012, compared with $74.3 million for the full year 2011.

"Global's fourth quarter results were a disappointment as execution issues in certain programs and delays in library late sale closures impacted the top line. Since joining the company four months ago, we have started and are continuing to make a number of changes to address the issues contributing to the fourth quarter's performance. We expect those changes to result in improved operating performance starting in the second half of 2013," commented Richard White, President and Chief Executive Officer.

"The company's backlog at the end of December 2012 was $101 million, comprised of $35 million for Proprietary Services and $66 million for Multi-client Services. Although down from the end of the third quarter, we have added a number of additional Proprietary programs since the start of the year to the company's backlog. On a pro-forma basis, the effect of recent program additions would have increased backlog above third quarter levels. Going forward, we are focused on shifting our data acquisition revenue mix to a greater weighting of proprietary programs.

"Despite the most recent performance, the overall market environment remains robust. During the fourth quarter, we expanded our crew count in the Kurdistan region of Iraq and commenced new data acquisition programs in Paraguay. In further support of the company's international operations, we are establishing a new office in Dubai to support our Europe, Africa, Middle East (EAME) operations. Although previously managed from the U.S., we are committed to creating a presence close to our customers and key partners to serve this vital region.

"Global is also making meaningful progress on its Microseismic services offerings. Our Tomographic Fracture ImagingTM (TFI) technology is garnering broader acceptance and has now also been applied in the reprocessing of microseismic data that had been previously acquired and processed using alternative methods. We believe that Global is well positioned to support the evolving reservoir characterization market using a combination of our TFI technologies, our data library assets, and Autoseis recording platform.

"Although it will take several quarters to implement the transition we are pursuing, we remain confident that the company's investments in its asset portfolio and service offerings are well positioned to support the current and emerging needs of our worldwide customer base," concluded White.

Fourth Quarter Results

The following table sets forth our consolidated revenues for the three months ended December 31, 2012 and for the corresponding period of 2011 (amounts in millions):

	Three Month Period Ended December 31,
Revenues by Service	(Unaudited)
	2012		2011
	Amount	%	Amount	%
Proprietary Services	$ 28.9	52%	$ 62.3	55%
Multi-client Services	26.4	48%	50.8	45%
Total	$ 55.3	100%	$ 113.1	100%

	Three Month Period Ended December 31,
Revenues by Area	(Unaudited)
	2012		2011
	Amount	%	Amount	%
United States	$ 27.6	50%	$ 64.2	57%
International	27.7	50%	48.9	43%
Total	$ 55.3	100%	$ 113.1	100%

We recorded revenues of $55.3 million for the three months ended December 31, 2012 compared to $113.1  million for the same period ended in 2011, a decrease of $57.8  million, or 51% .

We recorded revenues from Proprietary Services of $28.9  million for the three months ended December 31, 2012, compared to $62.3 million for the same period in 2011, a decrease of $33.4  million, or 54%. Of this amount, the decrease related to our international Proprietary operations was $29.2  million, primarily due to a decrease in our crew activities in Algeria, Colombia, and Brazil.

Multi-client Services generated revenues of $26.4  million for the three months ended December 31, 2012 compared to $50.8  million for the same period of 2011, a decrease of $24.4  million, or 48%.  The decrease was primarily due to the decreased Multi-client Services operations in the U.S. The $26.4 million in Multi-client Services revenues included $5.6 million of late sale revenues, $20.7  million of pre-commitment revenues, and $0.1 million in non-cash data swap transactions. This compared to $14.2 million in late sales revenues, $35.5 million of pre-commitment revenues, and $1.1 million in non-cash data swap transactions during the same period of 2011.

Operating margin for the quarter ended December 31, 2012 was (21.7%) of revenue, compared to 13.5% in the same period of 2011.

Included within operating expenses is Multi-client Services amortization of $17.7  million, representing a 67% average amortization rate for the quarter. Gross depreciation expense for the quarter was $11.9 million, of which $2.0 million was capitalized in connection with our Multi-client Services library investments resulting in net depreciation expense of $9.9  million.

Fiscal 2012 Results

The following table sets forth our consolidated revenues for the year ended December 31, 2012 and for the corresponding period of 2011 (amounts in millions):

Revenues by Service	Year Ended December 31,
	(Unaudited)
	2012		2011
	Amount	%	Amount	%
Proprietary Services	$ 182.5	54%	$ 208.0	54%
Multi-client Services	156.5	46%	177.4	46%
Total	$ 339.0	100%	$ 385.4	100%

Revenues by Area	Year Ended December 31,
	(Unaudited)
	2012		2011
	Amount	%	Amount	%
United States	$ 176.8	52%	$ 205.0	53%
International	162.2	48%	180.4	47%
Total	$ 339.0	100%	$ 385.4	100%

We recorded revenues of $339.0 million for the year ended December 31, 2012 compared to $385.4 million for the year ended December 31, 2011, a decrease of $46.4 million, or 12% .

We recorded revenues from Proprietary Services of $182.5 million  for the year ended December 31, 2012 compared to $208.0 million for the year ended December 31, 2011, a decrease of $25.5 million, or 12% . Of this amount, the decrease related to Latin America Proprietary operations was $44.0 million, largely driven by a decrease in our crew activities in Colombia in 2012. In Europe, Africa, and Middle East ("EAME"), during the years ended December 31, 2012 and 2011, we recorded revenues of $33.7 million and $32.0 million, respectively. In North America, we had $48.7 million in revenues from Proprietary Services for the year ended December 31, 2012 compared to $32.0 million for the year ended December 31, 2011.

Multi-client Services generated revenues of $156.5 million for the year ended December 31, 2012 compared to $177.4 million for the same period of 2011, a decrease of $20.9 million, or 12%.  The $156.5  million in Multi-client Services revenues included $41.6 million of late sale revenues, $109.5  million of pre-commitment revenues, and $5.4 million in non-cash data swap transactions. This compared to $48.3 million in late sales revenues, $126.0  million of pre-commitment revenues, and $3.1  million in non-cash data swap transactions during the same period of 2011.

Income from operations for the year ended December 31, 2012 was 12.5%  of revenue, compared to 11.7% in the same period of 2011.

Included within operating expenses is Multi-client Services amortization of $103.3 million, representing a 66%  average amortization rate for the period.  Gross depreciation expense for the year ended December 31, 2012 was $40.5 million, of which, $11.3 million was capitalized in connection with our Multi-client Services investments resulting in a net depreciation expense of $29.2 million. Table 2 provides a reconciliation of Net Income (Loss) to EBITDA (a non-GAAP measure).

About Global Geophysical Services, Inc.

GGS provides an integrated suite of Geoscience solutions to the global oil and gas industry including high-resolution RG-3D Reservoir Grade® seismic data acquisition, Multi-client data library products, micro seismic monitoring, seismic data processing, data analysis, and interpretation services. GGS combines experience, innovation, operational safety, and environmental responsibility with leading edge geophysical technology to facilitate successful E&P execution.  GGS' combined product and service offerings provide the ability to Gain InSight™ in the exploration and production of hydrocarbons. GGS is headquartered in Houston, Texas. To learn more about GGS, visit www.GlobalGeophysical.com.

The Global Geophysical Services, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=7300.

(1)AUTOSEIS® is a registered trademark of GGS, and hereinafter all references to the term AUTOSEIS or Autoseis shall refer to AUTOSEIS®.

Forward-Looking Statements

The statements in this press release that are not historical statements, including statements regarding future financial performance, are forward-looking statements within the meaning of the federal securities laws. All statements, other than statements of historical facts, included in this earnings release that address activities, events or developments that Global Geophysical expects, believes or anticipates will or may occur in the future are forward-looking statements. Forward-looking statements include but are not limited to statements about business outlook for the year, backlog and bid activity, business strategy, and related financial performance and statements with respect to future events. Such forward-looking statements are based on certain assumptions made by the Company based on management's experience and perception of historical trends, industry conditions, market position, future operations, profitability, liquidity, backlog, capital resources and other information currently available to management and believed to be appropriate.

Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including but not limited to the volatility of oil and natural gas prices, disruptions in the global economy, dependence upon energy industry spending, delays, reductions or cancellations of service contracts, high fixed costs of operations, weather interruptions, inability to obtain land access rights of way, industry competition, limited number of customers, credit risk related to our customers, asset impairments, the availability of capital resources, and operational disruptions. Global Geophysical Services Form 10-K for the year ended December 31, 2011, recent Current Reports on Form 8-K, and other Securities and Exchange Commission filings discuss some of the important risk factors identified that may affect Global's business, results of operations, and financial condition. These forward-looking statements reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategies and liquidity. Although the Company believes that the expectations reflected in such statements are reasonable, the Company can give no assurance that such expectations will be correct. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified by these cautionary statements and any other cautionary statements that may accompany such forward-looking statements. We assume no obligation to update any such forward-looking statements.

Backlog estimates are based on a number of assumptions and estimates including assumptions related to foreign exchange rates, proportionate performance of contracts and our valuation of assets, such as seismic data, to be received by us as payment under certain agreements. The realization of our backlog estimates are further affected by our performance under term rate contracts, as the early or late completion of a project under term rate contracts will generally result in decreased or increased, as the case may be, revenues derived from these projects. Contracts for services are occasionally modified by mutual consent and may be cancelable by the client under certain circumstances. Consequently, backlog as of any particular date may not be indicative of actual operating results for any future period. More information can be found set forth under "Risk Factors" in our Form 10-K filed with the Securities and Exchange Commission.

Unless the context otherwise indicates, references in this press release to "Global Geophysical Services," "Global Geophysical," "Global," "GGS," the "Company," "we," "us," "our," or "ours" refer to Global Geophysical Services, Inc. and its direct and indirect subsidiaries.

Non-GAAP Financial Measure

EBITDA is a non-GAAP financial measure as defined by Regulation G promulgated by the U.S. Securities and Exchange Commission. The Company believes EBITDA is useful to an investor in evaluating our operating performance because this measure is widely used by investors in the energy industry to measure a company's operating performance without regard to items excluded from the calculation of such term, which can vary substantially from company to company depending upon, among other factors, accounting methods, book value of assets, capital structure and the method by which assets were acquired. The Company further believes EBITDA helps investors more meaningfully evaluate and compare the results of our operations from period to period by removing the effect of our capital structure and asset base from the Company's operating structure. EBITDA is also used as a supplemental financial measure by the Company's management in presentations to our board of directors, as a basis for strategic planning and forecasting, and as a component for setting incentive compensation.

EBITDA has limitations as an analytical tool and should not be considered an alternative to net income, operating income, cash flow from operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP. EBITDA excludes some, but not all, items that affect net income and operating income and these measures may vary among other companies. Limitations to using EBITDA as an analytical tool include:

  EBITDA does not reflect our cash expenditures or future requirements for capital expenditures or capital commitments;
  EBITDA does not reflect changes in, or cash requirements necessary to service interest or principal payments on, our debt;
  although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements;
  and other companies in our industry may calculate EBITDA differently than we do, limiting its usefulness as a comparative measure.
GLOBAL GEOPHYSICAL SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(In thousands, except per share amounts)
	Three Month Period Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011

REVENUES	$ 55,287	$ 113,092	$ 338,984	$ 385,355

OPERATING EXPENSES	49,042	84,659	239,783	293,865

GROSS PROFIT	6,245	28,433	99,201	91,490

SELLING, GENERAL, AND ADMINISTRATIVE EXPENSES	18,257	13,117	56,750	46,582

INCOME (LOSS) FROM OPERATIONS	(12,012)	15,316	42,451	44,908

OTHER EXPENSE
Interest expense, net	(8,322)	(6,710)	(31,666)	(25,259)
Foreign exchange loss	(433)	(774)	(1,688)	(311)
Other expense	(101)	(217)	(2,472)	(218)
TOTAL OTHER EXPENSE	(8,856)	(7,701)	(35,826)	(25,788)

INCOME (LOSS) BEFORE INCOME TAXES	(20,868)	7,615	6,625	19,120

INCOME TAX EXPENSE	8,109	6,100	20,428	13,480

INCOME (LOSS) AFTER INCOME TAXES	(28,977)	1,515	(13,803)	5,640

NET INCOME (LOSS), attributable to non-controlling interests	(363)	111	(472)	(22)

NET INCOME (LOSS), attributable to common shareholders	$ (28,614)	$ 1,404	$ (13,331)	$ 5,662

INCOME (LOSS) PER COMMON SHARE
Basic	$ (0.76)	$ 0.04	$ (0.36)	$ 0.15
Diluted	$ (0.76)	$ 0.04	$ (0.36)	$ 0.15

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	37,516	37,010	37,319	36,666
Diluted	37,516	37,010	37,319	36,666

GLOBAL GEOPHYSICAL SERVICES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(In thousands)

	December 31,
	2012	2011

ASSETS

CURRENT ASSETS
Cash and cash equivalents	$ 23,359	$ 21,525
Restricted cash investments	1,830	5,639
Accounts receivable, net	51,766	86,889
Inventory	11,864	--
Income and other taxes receivable	1,472	7,060
Prepaid expenses and other current assets	21,480	6,050
TOTAL CURRENT ASSETS	111,771	127,163

MULTI-CLIENT LIBRARY, net	309,067	232,235

PROPERTY AND EQUIPMENT, net	100,172	118,420

GOODWILL	12,381	12,381

INTANGIBLE ASSETS, net	13,083	9,929

OTHER ASSETS	6,401	6,245

TOTAL ASSETS	$ 552,875	$ 506,373

GLOBAL GEOPHYSICAL SERVICES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED) (CONTINUED)
(In thousands)

	December 31,
	2012	2011

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable and accrued expenses	$ 42,597	$ 55,764
Current portion of long-term debt	22,970	11,416
Current portion of capital lease obligations	5,639	7,256
Income and other taxes payable	3,563	5,169
Deferred revenue	22,498	39,560
Other payables	3,059	821
TOTAL CURRENT LIABILITIES	100,326	119,986

DEFERRED INCOME TAXES, net	27,073	2,120

LONG-TERM DEBT, net of current portion and unamortized discount	311,250	265,873

CAPITAL LEASE OBLIGATIONS, net of current portion	4,176	2,613

NON-CONTROLLING INTERESTS	997	1,469

OTHER LIABILITIES	1,505	750

TOTAL LIABILITIES	445,327	392,811

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
Common Stock	476	467
Additional paid-in capital	253,415	246,104
Accumulated deficit	(49,815)	(36,484)
	204,076	210,087
Less: treasury stock	96,528	96,525
TOTAL STOCKHOLDERS' EQUITY	107,548	113,562

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$ 552,875	$ 506,373

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(In thousands)

	Year Ended December 31,
	2012	2011

CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss), attributable to common shareholders	$ (13,331)	$ 5,662
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation (net) and amortization expense	135,601	142,565
Non-cash revenue from Multi-client data exchange	(5,328)	(3,113)
Deferred tax expense	12,280	4,151
Gain on sale of assets	(15,706)	(1,683)
Other	7,583	6,716
Effects of changes in operating assets and liabilities	(3,820)	(17,288)
NET CASH PROVIDED BY OPERATING ACTIVITIES	117,279	137,010

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(25,977)	(35,463)
Investment in Multi-client library	(165,127)	(177,746)
Investment in unconsolidated subsidiary	(670)	--
Change in restricted cash investments	3,809	(3,195)
Purchase of intangibles	(3,397)	(1,150)
Proceeds from sale of assets	28,756	15,072
NET CASH USED IN INVESTING ACTIVITIES	(162,606)	(202,482)

CASH FLOWS FROM FINANCING ACTIVITIES
Net proceeds from long-term debt	46,794	7,871
Net proceeds from revolving credit facility	9,060	55,000
Debt issuance costs	(1,804)	--
Principal payments on capital lease obligations	(7,694)	(4,370)
Purchase of treasury stock	(3)	(823)
Issuances of stock, net	808	1,082
NET CASH PROVIDED BY FINANCING ACTIVITIES	47,161	58,760

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	1,834	(6,712)

CASH AND CASH EQUIVALENTS, beginning of period	21,525	28,237

CASH AND CASH EQUIVALENTS, end of period	$ 23,359	$ 21,525

Global Geophysical Services
Table 1: Segment Gross Margin Analysis (UNAUDITED)
(In thousands, except percentages)

Three Month Period Ended December 31, 2012:	Proprietary Services	Multi-client Services	Corporate	Total
Revenue	$ 28,890	$ 26,397	$ --	$ 55,287
Operating expenses (1) (2)	34,911	17,726	(3,595)	49,042
Gross margin	$ (6,021)	$ 8,671	$ 3,595	$ 6,245
SG&A	--	--	18,257	18,257
Operating income	$ (6,021)	$ 8,671	$ (14,662)	$ (12,012)
Gross margin %	(20.8%)	32.8%	--	11.3%

Three Month Period Ended December 31, 2011:
Revenue	$ 62,292	$ 50,800	$ --	$ 113,092
Operating expenses (1) (2)	53,546	31,327	(214)	84,659
Gross margin	$ 8,746	$ 19,473	$ 214	$ 28,433
SG&A	--	--	13,117	13,117
Operating income	$ 8,746	$ 19,473	$ (12,903)	$ 15,316
Gross margin %	14.0%	38.3%	--	25.1%

Year Ended December 31, 2012:
Revenue	$ 182,476	$ 156,508	$ --	$ 338,984
Operating expenses (1) (2)	152,223	103,266	(15,706)	239,783
Gross margin	$ 30,253	$ 53,242	$ 15,706	$ 99,201
SG&A	--	--	56,750	56,750
Operating income	$ 30,253	$ 53,242	$ (41,044)	$ 42,451
Gross margin %	16.6%	34.0%	--	29.3%

Year Ended December 31, 2011:
Revenue	$ 207,921	$ 177,434	$ --	$ 385,355
Operating expenses (1) (2)	182,880	112,668	(1,683)	293,865
Gross margin	$ 25,041	$ 64,766	$ 1,683	$ 91,490
SG&A	--	--	46,582	46,582
Operating income	$ 25,041	$ 64,766	$ (44,899)	$ 44,908
Gross margin %	12.0%	36.5%	--	23.7%

(1) Corporate operating expenses represent gain/loss on sale of assets.
(2) Multi-client Services operating expenses represent Multi-client amortization expense.

Global Geophysical Services
Table 2: Reconciliation of Net Income (Loss) to EBIT and EBITDA (a Non-GAAP Measure)(1) (UNAUDITED)
(In thousands, except per share amounts)

	Three Month Period Ended December 31,				Year Ended December 31,
	2012		2011		2012		2011
	(in thousands, except per share amounts)				(in thousands, except per share amounts)
	Amount	Per Share (3)	Amount	Per Share (3)	Amount	Per Share (3)	Amount	Per Share (3)

Net income (loss), attributable to common shareholders	$ (28,614)	$ (0.76)	$ 1,404	$ 0.04	$ (13,331)	$ (0.36)	$ 5,662	$ 0.15

Net income (loss), attributable to non-controlling interests	(363)		111		(472)		(22)
Income tax expense	8,109		6,100		20,428		13,480
Interest expense, net	8,322		6,710		31,666		25,259
EBIT(1)	(12,546)	$ (0.33)	14,325	$ 0.39	38,291	$ 1.03	44,379	$ 1.21

Add: Multi-client amortization	17,726		31,327		103,266		112,668
Add: Depreciation (net) and other amortization (2)	10,661		6,810		32,336		29,898
EBITDA(1)	$ 15,841	$ 0.42	$ 52,462	$ 1.42	$ 173,893	$ 4.66	$ 186,945	$ 5.10

(1) EBIT, EBITDA, EBIT per share and EBITDA per share (as defined in the calculations above) are non-GAAP measurements.
(2) Includes amortization of intangibles.
(3) Calculated using diluted weighted average shares outstanding.

Global Geophysical Services
Table 3: Selected Multi-client Services additional data (UNAUDITED)
(In thousands, except amortization rates)

	2009	2010	2011	2012	Q4-2011	Q4-2012
Multi-client Services revenues (period)
Pre-commitments	$ 13,365	$ 109,109	$ 126,002	$ 109,539	$ 35,531	$ 20,745
Late sales	2,250	16,376	48,319	41,641	14,172	5,570
Subtotal	15,615	125,485	174,321	151,180	49,703	26,315
Non-cash data swaps	8,880	9,382	3,113	5,328	1,098	82
Total Revenue	$ 24,495	$ 134,867	$ 177,434	$ 156,508	$ 50,801	$ 26,397

Multi-client Services amortization	$ 18,629	$ 92,702	$ 112,668	$ 103,266	$ 31,327	$ 17,726
Average amortization rate (%)	76%	69%	64%	66%	62%	67%

Revenues (cumulative)
Pre-commitments	$ 38,350	$ 147,459	$ 273,461	$ 383,000	$ 273,461	$ 383,000
Late sales	2,250	18,626	66,945	108,586	66,945	108,586
Subtotal	40,600	166,085	340,406	491,586	340,406	491,586
Non-cash data swaps	8,880	18,262	21,375	26,703	21,375	26,703
Total Revenue	$ 49,480	$ 184,347	$ 361,781	$ 518,289	$ 361,781	$ 518,289

Amortization (cumulative)	$ 37,774	$ 130,476	$ 243,144	$ 346,410	$ 243,144	$ 346,410
Average amortization rate (%)	76%	71%	67%	67%	67%	67%

Multi-client Services investment (period)
Cash	$ 34,353	$ 170,755	$ 177,746	$ 165,127	$ 33,192	$ 35,961
Capitalized depreciation	3,729	20,369	16,901	11,329	3,472	2,038
Non-cash data swaps (1)	8,880	10,079	4,360	3,642	3,368	--
Total	$ 46,962	$ 201,203	$ 199,007	$ 180,098	$ 40,032	$ 37,999

Investment (cumulative)
Cash	$ 59,522	$ 230,277	$ 408,023	$ 573,150	$ 408,023	$ 573,150
Capitalized depreciation	6,767	27,136	44,037	55,366	44,037	55,366
Non-cash data swaps (1)	8,880	18,959	23,319	26,961	23,319	26,961
Total	75,169	276,372	475,379	655,477	475,379	655,477
Cumulative amortization	37,774	130,476	243,144	346,410	243,144	346,410
Multi-client net book value	$ 37,395	$ 145,896	$ 232,235	$ 309,067	$ 232,235	$ 309,067

Multi-client Services backlog at period end	$ 65,700	$ 137,430	$ 122,781	$ 66,018	$ 122,781	$ 66,018
Multi-client Services deferred balance at period end	$ 37,213	$ 41,059	$ 35,774	$ 20,010	$ 35,774	$ 20,010

(1)Includes non-cash data swap investment recorded as deferred revenue.

Conference Call and Webcast Information

Global Geophysical has scheduled a conference call as detailed below:

Conference Topic: Global Geophysical Services Q4 Earnings Call
Date of Call: Monday, February 25, 2013
Time of Call: 10:00 a.m. Eastern Time (9:00 a.m. Central; 8:00 a.m. Mountain; 7:00 a.m. Pacific)

Participant Operator Assisted Toll-Free Dial-In Number: (877) 312-5527
Participant Operator Assisted International Dial-In Number: (253) 237-1145

Investors and analysts are invited to participate in the call by phone or via the internet webcast at: http://ir.globalgeophysical.com/.

The webcast from the call will be available for on-demand replay on our investor relations website at: http://ir.globalgeophysical.com/results.cfm

CONTACT: Mathew Verghese
         Chief Financial Officer
         ir@globalgeophysical.com
         Phone: 713-808-1750
         Fax: (713) 972-1008
         www.globalgeophysical.com